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                                                                     EXHIBIT 5.1







                                                                   July 10, 2001




John Deere Capital Corporation
One John Deere Road
Moline, IL 61265



Ladies and Gentlemen:

     In connection with the issuance by John Deere Capital Corporation (the "Company"), of up to $3,850,850,000 aggregate principal amount of its Medium-Term Notes, Series D, Due from 9 Months to 30 Years from Date of Issue, we hereby consent to the use of our name and confirm to you our tax advice as set forth under the heading "United States Federal Income Taxation" in the Prospectus Supplement dated July 10, 2001 relating to Registration Statement on Form S-3 (Registration No. 333-62622), which also constitutes Post-Effective Amendment No. 1 to two other Registration Statements on Form S-3 (Registration No. 333-39012 and No. 333-69601) to which Registration Statement No. 333-62622 this consent is an exhibit.

                                                     Very truly yours,


                                                     /s/ SHEARMAN & STERLING


LB/LLJ/NAM